Exhibit 99.1

3560 Bassett Street, Santa Clara CA 95054

James Moniz	Claire McAdams
Chief Financial Officer	Investor Relations
(408) 986-9888	(530) 265-9899

INTEVAC ANNOUNCES THIRD QUARTER 2016 FINANCIAL RESULTS

Santa Clara, Calif.—November 1, 2016—Intevac, Inc. (Nasdaq: IVAC) today reported financial results for the quarter and nine months ended October 1, 2016.

“We are pleased to announce financial results for the third quarter that exceeded our expectations,” commented Wendell Blonigan, Intevac’s president and chief executive officer. “In our Thin-film Equipment business, backlog increased again with the receipt of an order for two 200 Lean systems. We are also pleased to announce an order for our VERTEX™ system from a new Tier-1 customer today, which together with the new orders received in the first three quarters of the year, brings total Thin-film Equipment orders to over $60 million in 2016 to date. This the highest level of Thin-film Equipment orders we have achieved since 2010, demonstrating the continued execution of our growth initiatives, with new system bookings for every one of our product platforms, and into every end market we serve. In Photonics, we continue to achieve strong financial performance exceeding the target profitability for this business, and in the third quarter we received an additional $4 million in Apache orders for foreign military sales.”

($ Millions, except per share amounts)	Q3 2016		Q3 2015
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$22.6	$22.6	$18.4	$18.4
Operating Loss	$(0.3)	$(0.3)	$(3.8)	$(3.9)
Net Loss	$(0.5)	$(0.4)	$(3.8)	$(3.9)
Net Loss per Share	$(0.02)	$(0.02)	$(0.17)	$(0.18)

	Nine Months Ended October 1, 2016		Nine Months Ended October 3, 2015
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$51.1	$51.1	$58.8	$58.8
Operating Loss	$(10.4)	$(10.5)	$(6.4)	$(6.6)
Net Loss	$(10.3)	$(10.4)	$(6.6)	$(6.8)
Net Loss per Share	$(0.50)	$(0.50)	$(0.29)	$(0.30)

Intevac’s non-GAAP adjusted results exclude the impact of the following, where applicable: (1) changes in fair value of contingent consideration liabilities associated with business combinations; and (2) restructuring charges. A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial table included in this release. See also “Use of Non-GAAP Financial Measures” section.

Third Quarter 2016 Summary

The net loss for the quarter was $481,000, or $0.02 per share, compared to a net loss of $3.8 million, or $0.17 per share, in the third quarter of 2015. The non-GAAP net loss was $429,000 or $0.02 per share. This compares to the third quarter 2015 non-GAAP net loss of $3.9 million or $0.18 per share.

Revenues were $22.6 million, including $14.3 million of Thin-film Equipment revenues and Photonics revenues of $8.3 million. Thin-film Equipment revenues included two 200 Lean® HDD systems, one solar ion implant R&D tool, upgrades, spares and service. Photonics revenues included $1.6 million of research and development contracts. In the third quarter of 2015, revenues were $18.4 million, including $9.2 million of Thin-film Equipment revenues and Photonics revenues of $9.2 million, which included $2.1 million of research and development contracts.

Thin-film Equipment gross margin was 32.4% compared to 17.8% in the third quarter of 2015 and 36.2% in the second quarter of 2016. The improvement from the third quarter of 2015 reflected a higher level of revenue and improved factory absorption. The decline from the second quarter of 2016 reflected a higher mix of systems shipments versus higher-margin upgrades and higher inventory provisions, offset in part by improved factory absorption.

Photonics gross margin was 46.9% compared to 35.5% in the third quarter of 2015 and 44.4% in the second quarter of 2016. The improvement from the third quarter of 2015 and the second quarter of 2016 was due to improved sensor yields and higher margins on research and development contracts. Consolidated gross margin was 37.7%, compared to 26.7% in the third quarter of 2015 and 41.1% in the second quarter of 2016.

R&D and SG&A expenses were $8.8 million, compared to $8.8 million in the third quarter of 2015.

Order backlog totaled $72.9 million on October 1, 2016, compared to $75.3 million on July 2, 2016 and $52.8 million on October 3, 2015. Backlog at October 1, 2016 included four 200 Lean HDD systems, three INTEVAC VERTEX display cover panel coating systems, two INTEVAC MATRIX™ solar systems, and two ENERGi™ solar ion implant systems. Backlog at July 2, 2016 included four 200 Lean HDD systems, three INTEVAC VERTEX display cover panel coating systems, two INTEVAC MATRIX solar systems, and three ENERGi solar ion implant systems. Backlog at October 3, 2015 included three solar systems and one PVD display cover panel coating system.

The Company ended the quarter with $42.9 million of total cash, restricted cash and investments and $67.4 million in tangible book value.

First Nine Months 2016 Summary

The net loss was $10.3 million, or $0.50 per share, compared to a net loss of $6.6 million, or $0.29 per share, for the first nine months of 2015. The non-GAAP net loss was $10.4 million or $0.50 per share. This compares to the first nine months of 2015 non-GAAP net loss of $6.8 million or $0.30 per share.

Revenues were $51.1 million, including $25.9 million of Thin-film Equipment revenues and Photonics revenues of $25.2 million, compared to revenues of $58.8 million, including $31.3 million of Thin-film Equipment revenues and Photonics revenues of $27.4 million, for the first nine months of 2015.

Thin-film Equipment gross margin was 28.3%, compared to 30.0% in the first nine months of 2015. The decline reflected a higher mix of systems shipments versus higher-margin upgrades and higher inventory provisions. Photonics gross margin was 44.3% compared to 37.4% in the first nine months of 2015, reflecting improved sensor yields and lower inventory provisions. Consolidated gross margin was 36.2%, compared to 33.4% in the first nine months of 2015.

R&D and SG&A expenses were $29.0 million compared to $26.4 million in the first nine months of 2015, reflecting higher engineering costs and costs associated with consolidating our Photonics factory operations. Lower R&D spending in the first nine months of 2015 also reflected costs recovered under a customer-funded NRE arrangement in Thin-film Equipment.

Use of Non-GAAP Financial Measures

Intevac’s non-GAAP results exclude the impact of the following, where applicable: (1) changes in fair value of contingent consideration liabilities associated with business combinations; and (2) restructuring charges. A reconciliation of the GAAP and non-GAAP results is provided in the financial tables included in this release.

Management uses non-GAAP results to evaluate the Company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Intevac believes these measures enhance investors’ ability to review the Company’s business from the same perspective as the Company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.

Conference Call Information

The Company will discuss its financial results and outlook in a conference call today at 1:30 p.m. PDT (4:30 p.m. EDT). To participate in the teleconference, please call toll-free (877) 334-0811 prior to the start time. For international callers, the dial-in number is (408) 427-3734. You may also listen live via the Internet at the Company’s website, www.intevac.com, under the Investors link, or at www.earnings.com. For those unable to attend, these web sites will host an archive of the call. Additionally, a telephone replay of the call will be available for 48 hours beginning today at 7:30 p.m. EDT. You may access the replay by calling (855) 859-2056 or, for international callers, (404) 537-3406, and providing Replay Passcode 90599012.

About Intevac

Intevac was founded in 1991 and has two businesses: Thin-film Equipment and Photonics.

In our Thin-film Equipment business, we are a leader in the design and development of high-productivity, thin-film processing systems. Our production-proven platforms are designed for high-volume manufacturing of substrates with precise thin film properties, such as the hard drive media, display cover panel, and solar photovoltaic markets we serve currently.

In our Photonics business, we are a recognized leading developer of advanced high-sensitivity digital sensors, cameras and systems that primarily serve the defense industry. We are the provider of integrated digital imaging systems for most U.S. military night vision programs.

For more information call 408-986-9888, or visit the Company’s website at www.intevac.com.

200 Lean® is a registered trademark and INTEVAC MATRIX™, INTEVAC VERTEX™, ENERGi™ and oDLC™ are trademarks of Intevac, Inc.

Safe Harbor Statement

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: the end market demand and production-worthiness of our system and the timing of future product deliveries. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the Company’s expectations. These risks include, but are not limited to: technology risk and challenges achieving customer adoption and commercial success in adjacent markets and delays in product shipments, each of which could have a material impact on our business, our financial results, and the Company’s stock price. These risks and other factors are detailed in the Company’s periodic filings with the U.S. Securities and Exchange Commission.

INTEVAC, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three months ended		Nine months ended
	October 1, 2016	October 3, 2015	October 1, 2016	October 3, 2015
Net revenues
Thin-film Equipment	$14,272	$9,192	$25,941	$31,314
Photonics	8,287	9,226	25,201	27,448

Total net revenues	22,559	18,418	51,142	58,762
Gross profit	8,515	4,912	18,497	19,640
Gross margin
Thin-film Equipment	32.4%	17.8%	28.3%	30.0%
Photonics	46.9%	35.5%	44.3%	37.4%

Consolidated	37.7%	26.7%	36.2%	33.4%
Operating expenses
Research and development	4,067	3,956	14,220	11,511
Selling, general and administrative	4,720	4,886	14,814	14,915
Acquisition-related[1]	52	(150)	(90)	(350)

Total operating expenses	8,839	8,692	28,944	26,076

Total operating loss	(324)	(3,780)	(10,447)	(6,436)
Operating income (loss)
Thin-film Equipment	(998)	(3,935)	(10,117)	(7,226)
Photonics	1,737	1,308	3,656	4,060
Corporate	(1,063)	(1,153)	(3,986)	(3,270)

Total operating loss	(324)	(3,780)	(10,447)	(6,436)
Interest income and other income (expense), net	60	23	184	88

Loss before income taxes	(264)	(3,757)	(10,263)	(6,348)
Provision for income taxes	217	2	13	292

Net loss	$(481)	$(3,759)	$(10,276)	$(6,640)

Net Loss per share
Basic and Diluted	$(0.02)	$(0.17)	$(0.50)	$(0.29)
Weighted average common shares outstanding
Basic and Diluted	20,869	22,004	20,704	22,621

[1]	Results for all periods presented include changes in fair value of contingent consideration obligations associated with the Solar Implant Technology (SIT) acquisition in 2010.

INTEVAC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	October 1, 2016	January 2, 2016
	(Unaudited)	(see Note)
ASSETS
Current assets
Cash, cash equivalents and short-term investments	$36,645	$36,954
Accounts receivable, net	19,014	12,310
Inventories	26,914	18,760
Prepaid expenses and other current assets	1,968	1,712

Total current assets	84,541	69,736
Long-term investments	4,257	9,673
Restricted cash	1,958	1,780
Property, plant and equipment, net	11,348	11,921
Intangible assets, net	2,472	3,112
Other long-term assets	952	1,459

Total assets	$105,528	$97,681

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,814	$5,950
Accrued payroll and related liabilities	3,750	4,066
Other accrued liabilities	8,536	5,632
Customer advances	14,247	3,625

Total current liabilities	32,347	19,273
Other long-term liabilities	3,319	2,411
Stockholders’ equity
Common stock ($0.001 par value)	21	20
Additional paid-in capital	170,608	166,514
Treasury stock, at cost	(28,489)	(28,489)
Accumulated other comprehensive income	458	412
Accumulated deficit	(72,736)	(62,460)

Total stockholders’ equity	69,862	75,997

Total liabilities and stockholders’ equity	$105,528	$97,681

Note: Amounts as of January 2, 2016 are derived from the January 2, 2016 audited consolidated financial statements.

INTEVAC, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited, in thousands, except per share amounts)

	Three months ended		Nine months ended
	October 1, 2016	October 3, 2015	October 1, 2016	October 3, 2015
Non-GAAP Loss from Operations
Reported operating loss (GAAP basis)	$(324)	$(3,780)	$(10,447)	$(6,436)
Change in fair value of contingent consideration obligations[1]	52	(150)	(90)	(350)
Restructuring charges[2]	—	—	—	148

Non-GAAP Operating Loss	$(272)	$(3,930)	$(10,537)	$(6,638)

Non-GAAP Net Loss
Reported net loss (GAAP basis)	$(481)	$(3,759)	$(10,276)	$(6,640)
Change in fair value of contingent consideration obligations[1]	52	(150)	(90)	(350)
Restructuring charges[2]	—	—	—	148

Non-GAAP Net Loss	$(429)	$(3,909)	$(10,366)	$(6,842)

Non-GAAP Net Loss Per Diluted Share
Reported net loss per diluted share (GAAP basis)	$(0.02)	$(0.17)	$(0.50)	$(0.29)
Change in fair value of contingent consideration obligations[1]	—	(0.01)	—	(0.02)
Restructuring charges[2]	—	—	—	0.01

Non-GAAP Net Loss Per Diluted Share	$(0.02)	$(0.18)	$(0.50)	$(0.30)

Weighted average number of diluted shares	20,869	22,004	20,704	22,621

[1]	Results for all periods presented include changes in fair value of contingent consideration obligations associated with the Solar Implant Technology (SIT) acquisition in 2010.
[2]	Results for all periods presented include severance and other employee-related costs related to various restructuring programs.